UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2006

FIELDSTONE INVESTMENT CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50938	74-2874689
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 Broken Land Parkway, Columbia, Maryland		21044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(410) 772-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2006, Fieldstone Investment Corporation ("FIC") and Fieldstone Mortgage Company, a direct wholly owned subsidiary of FIC ("FMC" and together with FIC, the "Borrowers"), entered into Amendment No. 3 (the "Third Amendment") to the 4/04 Amended and Restated Senior Secured Credit Agreement by and between JPMorgan Chase Bank, N.A. and the Borrowers dated as of April 21, 2004, as amended (the "Credit Agreement"), which was due to expire on June 16, 2006. The Third Amendment extends the maturity date of the senior credit note, the terms of which are governed by the Credit Agreement, until July 14, 2006. The Third Amendment did not change any other material terms of the Credit Agreement and did not affect the amount of the senior credit note.

The foregoing description of the Third Amendment is qualified in its entirety by the Third Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment No. 3 dated as of June 13, 2006 by and between Fieldstone Investment Corporation, Fieldstone Mortgage Company and JPMorgan Chase Bank, N.A. to 4/04 Amended and Restated Senior Secured Credit Agreement dated as of April 21, 2004, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

June 15, 2006	By:	/s/ Nayan V. Kisnadwala

Name: Nayan V. Kisnadwala
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 3 dated as of June 13, 2006 by and between Fieldstone Investment Corporation, Fieldstone Mortgage Company and JPMorgan Chase Bank, N.A. to 4/04 Amended and Restated Senior Secured Credit Agreement dated as of April 21, 2004, as amended.